SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive Suite 200
Richardson, TX 75081
(Address of principle executive offices)

(972) 471-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 27, 2007, Titan Global Holdings, Inc. (the “Company” or “Titan”), entered into a Finder’s Fee Agreement (the “Agreement”) with Crivello Group, LLC (“Crivello”). Pursuant to the terms of the Agreement, as consideration for Crivello presenting Titan with the opportunity to purchase Appalachian Oil Company, Inc. (“APPCO”), Titan has agreed to pay a cash fee of $750,000 and issue 10,000,000 ten year warrants to Crivello. Such consideration shall be paid to Crivello only if Titan closes on the acquisition of APPCO. The Warrants shall be exercisable at a price of $1.30 and may also be exercised on a cashless basis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2007, the Board of Directors of Titan approved the grant of 200,000 warrants to its Chief Executive Officer, Bryan Chance. The Warrants are exercisable for a period of ten years at a price of $1.30.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Finders Fee Agreement between Crivello Group, LLC and Titan Global Holdings, Inc. dated as of July 27. 2007.
10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance President & Chief Executive Officer

Date: August 2, 2007